UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2011

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers pursuant to the Company’s Mahalo Bonus Plan. As discussed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2010, the bonus amounts were based primarily on the achievement of specific corporate and individual goals during its fiscal year 2011, from February 1, 2010 to January 31, 2011, net of mid-year bonus payouts made on September 30, 2010. The following table sets forth the bonus amounts paid on March 31, 2011to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors:

Named Executive Officer	Position	Bonus Amount
Marc Benioff (1)	Chairman of the Board and Chief Executive Officer	$675,000
Graham Smith (2)	Executive Vice President and Chief Financial Officer	$270,000
Parker Harris (3)	Executive Vice President, Technology	$253,125
George Hu (4)	Executive Vice President, Platform and Marketing	$253,125
Frank van Veenendaal (5)	President, Worldwide Sales and Service	$295,500

(1)	Mr. Benioff was paid a mid-year bonus on September 30, 2010 of $225,000.
(2)	Mr. Smith was paid a mid-year bonus on September 30, 2010 of $90,000.
(3)	Mr. Harris was paid a mid-year bonus on September 30, 2010 of $84,375.
(4)	Mr. Hu was paid a mid-year bonus on September 30, 2010 of $84,375.
(5)	Mr. van Veenendaal was paid a mid-year bonus on September 30, 2010 of $98,500.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2011	salesforce.com, inc.

/s/ David Schellhase
David Schellhase Executive Vice President, Legal